CERTIFICATE OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

         This Certificate of Merger is being filed pursuant to Section 1082 of the Oklahoma General Corporation Act. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

1.   The  names  and  states  of   incorporation  of  each  of  the  Constituent
     Corporations are:

         NAME OF CORPORATION                STATE OF INCORPORATION

         Lexon, Inc.                        Oklahoma
         Gentest, Inc.                      Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma Statutes and Section 601.1107 of the Corporation Laws of Florida.

3.   The name of the Surviving Corporation is Lexon, Inc.

4. The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 S. Yale, Suite 409, Tulsa, OK 74137-3545.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.

7. The authorized capital of Gentest is 1,000 shares of common stock, par value $1.00 per share, and 1,000 shares are issued, outstanding and voted for the Merger.

         IN  WITNESS  WHEREOF,   the  Surviving   Corporation  has  caused  this
Certificate of Merger to be executed by its Vice President and attested by its Secretary, this 8th of July, 1998.


                                           LEXON, INC.

                                           By: /s/ RHONDA VINCENT
                                           Rhonda Vincent, Vice President


ATTEST:


By: /s/ RHONDA VINCENT
Rhonda Vincent, Secretary


                                       2